UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 19, 2015

TETRA Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective August 19, 2015, the Board of Directors of TETRA Technologies, Inc. ("TETRA" or the "Company") appointed Joseph C. Winkler III as a member of the Board of Directors to fill the vacancy existing on its board of directors. Mr. Winkler will serve until the Company’s Annual Meeting of Stockholders in 2016 or until his successor has been duly elected and qualified. The Board of Directors has determined that Mr. Winkler is independent, as independence is defined in the listing standards of the New York Stock Exchange and Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Winkler has not at this time been appointed to a committee of the Company’s Board of Directors, nor has it been determined when any such appointment will be made.

Mr. Winkler, 64, served as Chairman and Chief Executive Officer of Complete Production Services Inc. from March 2007 until February 2012, at which time he retired in connection with the acquisition of Complete by Superior Energy Services, Inc. From June 2005 to March 2007, Mr. Winkler served as Complete’s President and Chief Executive Officer. Prior to that, from March 2005 to June 2005, Mr. Winkler served as the Executive Vice President and Chief Operating Officer of National Oilwell Varco, Inc. and from May 2003 until March 2005, as the President and Chief Operating Officer of such company’s predecessor, Varco International, Inc. From April 1996 until May 2003, Mr. Winkler served in various other senior management capacities with Varco and its predecessor. From 1993 to April 1996, Mr. Winkler served as the Chief Financial Officer of D.O.S., Ltd., a privately held company that was acquired by Varco International in April 1996. Prior to joining D.O.S., Ltd., Mr. Winkler served as Chief Financial Officer of Baker Hughes INTEQ, and served in a similar role for various companies owned by Baker Hughes Incorporated. Mr. Winkler has served as a director of the general partner of Hi-Crush Partners LP since 2012, as a director of Commercial Metals Company since 2012, and as a director of Eclipse Resources since 2014. Mr. Winkler also served on the board of Dresser-Rand Group, Inc. from 2007 until its merger with Siemens AG in July 2015. Mr. Winkler received a B.S. degree in Accounting from Louisiana State University.

Mr. Winkler will receive compensation for his service as a director consistent with that of the Company’s other non-employee directors, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2015 and Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. It is anticipated that Mr. Winkler will be granted an award of restricted shares of the Company’s common stock consistent with the Company’s non-employee director compensation guidelines.

There are no arrangements or understandings between Mr. Winkler and any other person pursuant to which he was appointed as a director. Neither the Company nor the Board of Directors is aware of any transaction in which Mr. Winkler has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Winkler will be indemnified by the Company pursuant to the Company’s Certificate of Incorporation and Amended and Restated Bylaws for actions associated with being a director. In addition, the Company has also entered into an indemnification agreement with Mr. Winkler which provides for indemnification to the fullest extent permitted under Delaware law. The indemnification agreement provides for indemnification of expenses, liabilities, judgments, fines and amounts paid in settlement in connection with proceedings brought against Mr. Winkler as a result of his service as a director. The indemnification agreement is substantially identical to the form of agreement executed by the Company’s other directors and executive officers.

A copy of the press release announcing the appointment of Mr. Winkler is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated August 24, 2015, issued by TETRA Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/Stuart M. Brightman
Stuart M. Brightman
President & Chief Executive Officer
Date: August 24, 2015

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated August 24, 2015, issued by TETRA Technologies, Inc.

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